Exhibit 99.1

SciQuest to be Acquired by Accel-KKR for $17.75 per Share in an All-Cash Transaction Valued at Approximately $509 Million

MORRISVILLE, N.C. – May 31, 2016 – SciQuest, Inc. (Nasdaq: SQI), the leading public provider of spend management solutions delivering value beyond savings, today announced that it has entered into a definitive agreement to be acquired by affiliates of Accel-KKR (“AKKR”), a leading technology-focused private equity firm, for $17.75 per share in cash, representing a total equity value of approximately $509 million.

The offer represents a 34% premium over the Company’s closing pricing on May 27, 2016. Upon closing, AKKR will own 100% of the outstanding shares of SciQuest common stock. AKKR, which has been a stockholder since 2014, currently owns 4.9% of SciQuest’s outstanding shares.

“This transaction provides SciQuest’s stockholders with a significant premium over the pre-announcement market price and we believe it will allow us to increase our focus on long-term success that will benefit customers, employees, partners and suppliers. As a private company, we expect to continue to accelerate innovation, increase efficiency and expand our solution suite,” said Stephen Wiehe, Chief Executive Officer of SciQuest.

“As long-standing and significant investors in SciQuest, we have been impressed by the breadth, depth and cohesiveness of the Company’s leading technology,” said Tom Barnds, Managing Director of Accel-KKR. “We look forward to partnering with the SciQuest team to continue to accelerate innovation and bring value to customers in this large and growing market.”

SciQuest’s Board of Directors unanimously approved the proposed transaction and resolved to recommend that stockholders vote their shares in favor of this transaction at a stockholders meeting to be held at a later date.

The transaction, which is expected to close in the third quarter of 2016, is subject to customary closing conditions, including approval of SciQuest’s stockholders and required regulatory approvals. Under the terms of the agreement, SciQuest may solicit alternative acquisition proposals from third parties during a 25-day “go-shop” period, following the date of execution of the merger agreement. There is no guarantee that this process will result in a superior proposal, and the merger agreement provides AKKR with a customary right to match a superior proposal. The Company does not intend to disclose any developments with respect to this process unless and until its Board of Directors makes a decision regarding a potential superior proposal. Upon closing, SciQuest will become a privately held company with its headquarters remaining in Morrisville, NC.

Stifel, Nicolaus & Company, Incorporated and Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP are serving as SciQuest’s financial and legal advisors, respectively, for this transaction. Kirkland & Ellis LLP is serving as AKKR’s legal advisor.

About SciQuest

SciQuest (Nasdaq: SQI) is the leading public provider of spend management solutions delivering value beyond savings. Through the continued release of key innovative technology and a fanatical drive toward making our customers successful, we deliver exceptional value in user experience, productivity and operational efficiency. Our cloud-based, mobile-enabled, source-to-settle platform addresses all stages of procurement from the automation of core processes to enabling sophisticated, strategic and multifaceted sourcing solutions. We specialize in handling simple procurement needs to the most advanced supplier and supply chain requirements. SciQuest serves a wide range of industries and organizations including many of the Global Fortune 500. For more information visit http://www.sciquest.com

To join the conversation, please visit our blog at http://www.sciquest.com/blog or follow us on Twitter @SciQuest.

About Accel-KKR

Accel-KKR is a technology-focused investment firm with $4.0 billion in capital commitments. The firm invests in software and IT enabled businesses well-positioned for topline and bottom-line growth. At the core of Accel-KKR’s investment strategy is a commitment to developing strong partnerships with the management teams of its portfolio companies and a focus on building value through significant resources available through the Accel-KKR network. Accel-KKR focuses on middle-market companies and provides a broad range of capital solutions from minority-growth investments to buyouts, recapitalizations, divisional carve-outs and going-private transactions. The firm has offices in Menlo Park, Atlanta and London. For more information, please visit www.accel-kkr.com.

Additional Information

This communication may be deemed to be a solicitation of proxies in respect of the proposed acquisition of SciQuest. In connection with the proposed acquisition, SciQuest intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (the “SEC”). Investors and stockholders of SciQuest are urged to read the proxy statement (including any amendments or supplements) and other relevant materials filed with the SEC when they become available because they will contain important information about SciQuest and the proposed acquisition. The definitive proxy statement and a proxy card will be mailed to each stockholder entitled to vote at the special meeting relating to the proposed acquisition. Investors and stockholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by SciQuest, at the SEC’s website, www.sec.gov. In addition, these documents (when they are available) may also be obtained by investors and stockholders free of charge at SciQuest’s website, www.sciquest.com, or from SciQuest upon written request to its Investor Relations at 3020 Carrington Mill Boulevard, Suite 100, Morrisville, NC 27560.

Participants in the Solicitation

SciQuest and its directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies from stockholders of SciQuest in connection with the proposed acquisition. Information about SciQuest’s directors and executive officers may be found in SciQuest’s proxy statement on Schedule 14A relating to its 2016 Annual Meeting of Stockholders, which was filed with the SEC on March 14, 2016, and SciQuest’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed on February 22, 2016. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the proposed acquisition will be included in the proxy statement related to the proposed acquisition to be filed with the SEC.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on beliefs and assumptions of SciQuest’s management and on information currently available to SciQuest’s management and that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements include information concerning SciQuest’s possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, potential market opportunities, the successful closing of this transaction, effects of the transaction, operations as a private company and the location of its headquarters and the effects of competition. Forward-looking statements consist of all statements that are not historical facts and can be identified by terms such as “accelerates,” “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, without limitation, (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (2) the possibility that the consummation of the proposed acquisition described in this communication does not occur or is delayed, either due to the failure of closing conditions, including approval of SciQuest’s stockholders, the failure to obtain required regulatory approvals or other reasons; (3) the risk that the proposed acquisition disrupts current plans and operations or increases operating costs and the potential difficulties in customer loss and employee retention as a result of the announcement and consummation of such acquisition; (4) the outcome of any legal proceedings that may be instituted against the SciQuest, the potential acquiror or others following announcement of the merger agreement and transactions contemplated therein; and (5) those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of SciQuest’s most recently filed Annual Report on Form 10-K and SciQuest’s subsequently filed Quarterly Reports on Form 10-Q. SciQuest urges you to consider those risks and uncertainties in evaluating its forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as otherwise required by the federal securities laws, SciQuest disclaims any obligation or undertaking to publicly release or otherwise provide any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in SciQuest’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

###

SQI-F

SciQuest Media contact:

SciQuest, Inc.

Roberta Patterson, 919-659-2230

rpatterson@SciQuest.com

Edelman for SciQuest

Megan Smith, 404-832-6776

Megan.smith3@edelman.com

SciQuest Investor contact:

Jamie Andelman

SciQuest, Inc., 919-659-2322

jandelman@sciquest.com

Accel-KKR Media contact:

KEKST for Accel-KKR

Todd Fogarty, 212-521-4854

Todd.fogarty@kekst.com